UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	000-52446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 300-2131

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2013, the Board of Directors (the "Board") of Actinium Pharmaceuticals, Inc. (the "Company") took the following actions:

Approval of the 2013 Stock Plan

The Board approved the Company’s 2013 Stock Plan (the "2013 Stock Plan").  The expiration date of the plan is September  9, 2023  and the total number of underlying shares of the Company’s common stock available for grant to employees, directors and consultants of the Company under the plan is 2,750,000 shares.

The 2013 Stock Plan and Form of Stock Option Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Approval of the Equity Incentive Plan

The Board approved the Company’s 2013 Equity Incentive Plan (the "2013 Equity Plan").  The expiration date of the plan is September  9, 2023  and the total number of shares of the Company’s common stock available for grant to employees, directors and consultants of the Company under the plan is 450,000 shares.

The 2013 Equity Plan and Form of Restricted Stock Agreement are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Actinium Pharmaceuticals, Inc. 2013 Stock Plan.
10.2	Form of Stock Option Agreement.
10.3	Actinium Pharmaceuticals, Inc. 2013 Equity Incentive Plan.
10.4	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2013	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Interim President, Interim Chief Executive Officer, and Interim Chief Financial Officer